Exhibit 10.2

FIRST AMENDMENT TO THE

NEONC TECHNOLOGIES HOLDINGS, INC.
2023 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the NeOnc Technologies Holdings, Inc. 2023 Equity Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based awards;

WHEREAS, Section 12.1 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, except that any amendment relating to adjustments upon changes in Common Stock must be approved by the stockholders of the Company;

WHEREAS, the Board now desires to amend the Plan to change the number of shares of Common Stock available for the grant of awards under the Plan, subject to the approval of the Company’s stockholders.

NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of the Company’s stockholders, the Plan shall be amended as set forth below:

1.	Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:

Subject to adjustment in accordance with Section 10, no more than [_______]1 ([______]) shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

FURTHER RESOLVED, that except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

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1	Amount to equal 3,440,000 shares of Common Stock or such greater or lesser amount such that the number of reserved shares equals twenty percent (20%) of the fully diluted capitalization of the Corporation on the closing of the Company’s initial public offering.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as evidence of its adoption by the Board of Directors of the Company.

NEONC TECHNOLOGIES HOLDINGS, INC.

By:
Name:	Dr. Thomas Chen
Title:	Chief Executive Officer